As filed with the Securities and Exchange Commission on October 3, 2001
                                                     Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                INTELLICORP, INC.
                 ---------------------------------------------
                    (Exact Name of Registrant as Specified in
                                  Its Charter)

                          Delaware                                                94-2756073
----------------------------------------------------                 -------------------------------------
(State or Other Jurisdiction of Incorporation or Organization         (I.R.S. Employer Identification No.)


                       1975 El Camino Real West, Suite 101
                      Mountain View, California 94040-2216
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                             2000 Stock Option Plan
                  2000 Nonemployee Directors Stock Option Plan
                      Nonqualified Stock Option Agreements
         --------------------------------------------------------------
                            (Full Title of the Plan)

                                Jerome F. Klajbor
                            1975 El Camino Real West
                      Mountain View, California 94040-2216
          -----------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (650) 965-5500
              ---------------------------------------------------
              (Telephone Number, Including Area Code, of Agent For
                                    Service)

                                    Copy to:
                                Richard A. Peers
                       Heller Ehrman White & McAuliffe LLP
                              275 Middlefield Road
                        Menlo Park, California 94025-3506
                            Telephone: (650) 324-7000
                            Facsimile: (650) 324-0638

                                             CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                         Proposed Maximum        Proposed Maximum
                                        Amount to be    Offering Price per      Aggregate Offering      Amount of
Title of Securities to be Registered     Registered           Share(1)                Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
    per share                             5,046,156            $0.41               $2,068,923.90         $517.24
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on he average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq SmallCap Market on October 1, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3

INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this Registration Statement:

      (a) The registrant's latest Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

      (b) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act;

      (c) The registrant's Proxy Statement on Schedule 14A for its 2000 Meeting; and

      (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 6

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The registrant has the power to indemnify its officers and directors against liability for certain acts pursuant to Section 145 of the General Corporation Law of the State of Delaware. Section A of Article Ninth of the registrant's Certificate of Incorporation provides:

      (1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (2) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (3) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ITEM 8

EXHIBITS

Item
 No.                                Description of Item
----------------------------------------------------------------------------------------
  5.1    Opinion of Heller Ehrman White & McAuliffe LLP

 23.1    Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

 23.2    Consent of Ernst & Young LLP, Independent Auditors

 24      Power of Attorney (See page II-6)

 99.1    2000 Stock Option Plan

 99.2    2000 Nonemployee Directors Stock Option Plan

 99.3    Form of Nonqualified Stock Option Agreement


ITEM 9

UNDERTAKINGS

      A.    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on this 3rd day of October, 2001.

                                        INTELLICORP, INC.


                                        By: /s/ Jerome F. Klajbor
                                            ------------------------------------
                                            Jerome F. Klajbor, Chief
                                            Financial Officer

                       POWER OF ATTORNEY TO SIGN AMENDMENT

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Raymond G. Moreau and Jerome F. Klajbor, or either of them, with full power of substitution, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                       Capacity                                 Date
---------------------------------------     ----------------------------------------------     ----------------------


/s/ Raymond G. Moreau                       Director and Chief Executive Officer               October 3, 2001
------------------------------------        (Principal Executive Officer)
Raymond G. Moreau



/s/ Jerome F. Klajbor                       Chief Financial Officer and Secretary              October 3, 2001
------------------------------------        (Principal Financial Officer)
Jerome F. Klajbor


/s/ Norman J. Wechsler                      Chairman                                           October 3, 2001
------------------------------------
Norman J. Wechsler


/s/ Kenneth H. Haas                         Vice Chairman                                      October 3, 2001
------------------------------------
Kenneth H. Haas


/s/ Arthur W. Berry                         Director                                           October 3, 2001
------------------------------------
Arthur W. Berry


/s/ Elmer F. Fisher                         Director                                           October 3, 2001
------------------------------------
Elmer F. Fisher


/s/ Robert A. Lauridsen                     Director
------------------------------------
Robert A. Lauridsen                                                                            October 3, 2001

                                  EXHIBIT INDEX


Item
 No.                                Description of Item
----------------------------------------------------------------------------------------
  5.1    Opinion of Heller Ehrman White & McAuliffe LLP

 23.1    Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5.1)

 23.2    Consent of Ernst & Young LLP, Independent Auditors

 24      Power of Attorney (See page II-6)

 99.1    2000 Stock Option Plan

 99.2    2000 Nonemployee Directors Stock Option Plan

 99.3    Form of Nonqualified Stock Option Agreement